                                                                     EXHIBIT 3.7
                              AMENDED AND RESTATED
              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                                HYBRID FAX, INC.

        Pursuant to Section 151 of the Delaware General Corporation Law

         HYBRID FAX, INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and pursuant to Section 151 of the Delaware General Corporation Law, said Board of Directors, at a special meeting duly convened on December 12, 1988, duly adopted a resolution amending and restating the Certificate of Designations, Preferences and Rights of the Corporation's Series A Preferred Stock to provide for the issuance of additional shares thereof out of the Corporation's authorized and unissued Preferred Stock, $.01 par value, which resolution is and reads as follows:

    "RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors in the Corporation's Certificate of Incorporation and pursuant to Section 151 of Delaware General Corporation Law, and subject to the consent of the holders of at least a majority of Series A Preferred Stock outstanding, pursuant to Section 8(b) of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Corporation, said Board of Directors hereby amends and restates the aforesaid Certificate of Designations which provided for the creation, establishment and authorization of the first series of Preferred Stock, par value $.01 per share, of the Corporation, and authorizes an increase in the number of shares of such first series by five hundred thousand (500,000) shares of the Corporation's authorized and unissued Preferred Stock to a total of one million (1,000,000) shares and reaffirms that each share of such stock of said first series shall have identical rights and privileges in every respect and shall have the designations, preferences, limitations and relative rights described as follows:

        Section 1.  Designation; Number of Shares  The designation of said
                    -----------------------------
      series of preferred stock authorized hereby shall be

      "Series A Preferred Stock." The maximum number of shares of Series A Preferred Stock that may be issued shall be 1,000,000. The Stated Value of the Series A Preferred Stock shall be $.75 per share.

        Section 2.  Dividends.  (a) The holders of record of shares of Series A
                    ---------
      Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, non-cumulative dividends, and no more, payable in cash to persons who are holders of record of the Series A Preferred Stock on a record date designated by the Board of Directors (a "Record Date"). Such dividends with respect to any share of Series A Preferred Stock shall be non-cumulative.

        (b) So long as any of the Series A Preferred Stock remains outstanding, no dividends shall be paid on, or declared or set apart for, the Common Stock, unless such dividends shall have been shared on a per share basis (as equitably adjusted for stock splits, stock dividends and similar events) between holders of Series A Preferred Stock (as if the Series A Preferred Stock had been converted into Common Stock) and Common Stock.

        Section 3.  Liquidation Preference.  In the event of voluntary or
                    ----------------------
      involuntary liquidation, dissolution or winding up of the corporation, the holders of the Series A Preferred Stock shall be entitled to receive, after payment or provision for payment of all debts of the corporation, but before any distribution of assets to the holders of Common Stock, an amount equal to the Stated Value per share of such Series A Preferred Stock plus declared but unpaid dividends thereon, if any, to the date fixed for the liquidation, dissolution or winding up. After such payment has been made in full to the holders of the outstanding Series A Preferred Stock, or funds necessary for such payment have been set aside in trust for the account of such holders and continue to be available therefor, thereafter the holders of the Series A Preferred Stock and the holders of Common Stock shall be entitled to share in further distributions and the remaining assets of the corporation in the same manner as if all shares of Series A Preferred Stock had been converted into Common Stock. If on liquidation, dissolution or winding up, the assets of the corporation so distributable among the holders of the Series A Preferred Stock are insufficient to permit full payment to them, such assets shall be distributed ratably among the holders of the Series A Preferred Stock and holders of any other series of Preferred Stock ranking pari passu with the
                                                             ----------
      Series A Preferred Stock in accordance with the stated values of such shares. A consolidation or merger of the corporation, a sale or transfer of substantially all of its assets as an entirety, or a purchase or redemption by the corporation of its shares of any class, is not a "voluntary or involuntary liquidation, dissolution or winding up of the corporation" within the meaning of this paragraph.

        Section 4. Voluntary Redemption.  The corporation, at the option of the
                   --------------------
      Board of Directors and together with the affirmative vote of holders of 66 2/3% of the outstanding Series A Preferred Stock, may at any time or times on or after December 31, 1992 voluntarily redeem all or any part of the Series A Preferred Stock then outstanding by paying in cash a price equal to 150% of the Stated Value plus declared but unpaid dividends thereon, if any. If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata. Notice of voluntary redemption shall be mailed, postage prepaid, to the holders of record of the shares to be redeemed at their addresses then appearing on the books of the corporation, not less than twenty (20) and not more than fifty (50) days prior to the date fixed for the voluntary redemption.

        Section 5.  Provision for Payment of Redemption Price.  On or before the
                    -----------------------------------------
      date fixed for a voluntary redemption, the corporation may provide for payment of a sum sufficient to redeem the shares called for redemption by either (1) setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (2) depositing such sum in a bank or trust company anywhere in the United States having capital and surplus of at least one hundred million dollars ($100,000,000) according to its latest statement of condition, as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of the respective share certificates. The holders may be evidenced by a list certified by the corporation (by its president or a vice president and by its secretary or an assistant secretary) or by its transfer agent. If the corporation so provides for payment, then from and after the date fixed for redemption (i) the shares shall be deemed to be redeemed, (ii) such setting aside or deposit shall be deemed to constitute full payment for the shares, (iii) the shares shall no longer be deemed to be outstanding, (iv) the holders thereof shall cease to be shareholders with respect to such shares, and (v) the holders shall have no rights with respect thereto except the right to receive their proportionate shares of the funds so set aside or deposited (but without interest) upon the surrender of their respective certificates. Any interest accrued on funds so set aside or deposited shall belong to the corporation. If the holders of any shares do not within six (6) years after such deposit claim any amount so deposited for redemption thereof, the bank or trust company shall, on demand by the corporation, pay over to the corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all liability to such holders.

        Section 6.  Status of Redeemed Shares.  Shares of Series A Preferred
                    -------------------------
      Stock which are redeemed shall be cancelled and shall be restored to the status of authorized but unissued shares.

        Section 7.  Conversion.  The holders of the Series A Preferred Stock
                    ----------
      shall have conversion rights as follows (the "Conversion Rights"):

        (a) Right to Convert; Conversion Price.  Each share of Series A
            ----------------------------------
      Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series A Preferred Stock. The conversion price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder of Series A Preferred Stock shall be the Stated Value (the "Conversion Price"). Such Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided. The right of conversion with respect to any shares of Series A Preferred Stock which shall have been called for redemption under Section 4 hereof shall terminate at the close of business at 5:00 p.m., Pacific Time, on the day first preceding the day fixed for redemption unless the corporation shall default in the payment of the redemption price.

        (b) Mechanics of Conversion.  Before any holder of Series A Preferred
            -----------------------
      Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        (c)  Adjustments to Conversion Price for Diluting Issues.
             ---------------------------------------------------

                 (i) Special Definitions.  For purposes of this Subsection 7(c),
                     -------------------
             the following definitions shall apply:

                      (1) "Additional Shares of Common Stock" shall mean all
                           ---------------------------------
                    shares of Common Stock issued (or, pursuant to Subsection 7(c)(iii), deemed to be issued) by the corporation after the Original Issue Date, other than

                    (A) shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock; and (B) shares of Common Stock, not to exceed 1,090,000 issued and outstanding at any time (subject to adjustment for stock splits, recapitalizations and similar transactions), issued or issuable to officers, directors, employees or consultants of the corporation or issued pursuant to an employee or consultant stock purchase plan or employee or director option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the corporation's Board of Directors.

                      (2) "Convertible Securities" shall mean any evidences of
                           ----------------------
                    indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                      (3) "Option" shall mean any rights, options or warrants to
                           ------
                    subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (except for the options referenced in subsection (1)(B) above).

                      (4) "Original Issue Date" shall mean the date on which a
                           -------------------
                    share of Series A Preferred Stock was first issued.

                 (ii) No Adjustment of Conversion Price.  No adjustment in the
                      ---------------------------------
             number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock if the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                 (iii)  Issue of Securities Deemed Issued as Additional Shares
                        ------------------------------------------------------
             of Common Stock.
             ---------------

                      (1) Options and Convertible Securities.  In the event the
                          ----------------------------------
                    corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 7(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              (A) no further adjustment in the Conversion Price
                          shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (B) if such Options or Convertible Securities by
                          their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                              (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if (I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and (II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Subsection 7(c)(v)) upon the issue of the

                          Convertible Securities with respect to which such Options were actually exercised;

                              (D) no readjustment pursuant to clause (B) or (C)
                          above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                              (E) in the case of any Options which expire by
                          their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                              (F) if such record date shall have been fixed and
                          such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the conversion price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 7(c)(iii) as of the actual date of their issuance.

                      (2) Stock Dividends, Stock Distributions and Subdivisions.
                          -----------------------------------------------------
                    In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or(B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective. If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 7(c)(iii) as of the time of actual payment of such dividend.

                    (iv) Adjustment of Conversion Price Upon Issuance of
                         -----------------------------------------------
             Additional Shares of Common Stock.  If at any time or from time
             ---------------------------------
             to time after the Original Issue Date, the corporation shall issue or sell Additional Shares of Common Stock (including additional shares of Common Stock deemed to be issued pursuant to Subsection 7(c)(iii), but excluding additional shares of Common Stock issued as a dividend or other distribution on any class of stock as provided in Subsection 7(c)(iii)(2) or 7(c)(vi)) for a consideration per share less than the then existing Conversion Price (or, if an adjusted Conversion Price shall be in effect by reason of a previous adjustment, then less than such adjusted Conversion Price), then and in each case the then Conversion Price shall be adjusted to a price (computed to the nearest cent) as of the opening of business on the date of such issue or sale, to a price equal to quotient obtained by dividing
                                                 --------

                      (1) an amount equal to the sum of (A) the total number of
                    shares of Common Stock outstanding on the Original Issue Date, multiplied by the Conversion Price then in effect,
                          ----------
                    plus (B) the aggregate consideration received by the corporation for all Additional Shares of Common Stock issued since the Original Issue Date, by
                                                   --
                      (2) an amount equal to the sum of (A) the number of shares of Common Stock outstanding on the Original

                   Issue Date or sale of such Additional Shares of Common Stock, plus (B) the total number of Additional Shares of Common Stock issued since the Original Issue Date.

                   (v) Determination of Consideration.  For purposes of this
                     ------------------------------
             Section 7(c), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                      (1) Cash and Property:  Such consideration shall (A)
                          -----------------
                    insofar as it consists of cash, be computed at the aggregate amounts of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends and any expenses, underwriting commissions or concessions incurred in connection therewith; (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                      (2) Options and Convertible Securities.  The consideration
                          ----------------------------------
                    per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 7(c)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                 (vi) Adjustment for Dividends, Distributions, Subdivisions,
                      ------------------------------------------------------
             Combinations or Consolidations of Common Stock/./
             ----------------------------------------------

                      (1) Stock Dividends, Distributions or Subdivisions.  In
                          ----------------------------------------------
                    the event the corporation shall issue Additional Shares of
                    Common Stock pursuant to Subsection 7(c)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased without regard to the adjustment provisions set forth in Subsection 7(c)(iv) hereof.

                      (2) Combinations or Consolidations.  In the event the
                          ------------------------------
                    outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

        (d) Automatic Conversion.  Each share of Series A Preferred Stock shall
            --------------------
      automatically be converted into shares of Common Stock at the then effective Conversion Price upon: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at an initial public offering price per share not less than $3.00, and (ii) with gross proceeds to the corporation of not less than $5,000,000 including underwriting discounts and commissions (in the event of which offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted that Series A Preferred Stock until the closing of such offering).

            Upon the occurrence of the event specified in this Section 7(d), the Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent; provided, however, that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the corporation or its transfer agent, or the holder notifies the corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith and, if the corporation so elects, provides an appropriate indemnity bond. Upon the automatic conversion of the Series A Preferred Stock, the holders of such Series A Preferred Stock shall surrender the certificates representing such shares at the office of the corporation or of its transfer agent. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon conversion of the Series
      A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

        (e) No Impairment.  The corporation shall not, by amendment of its
            -------------
      Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

        (f) Certificate as to Adjustments.  Upon the occurrence of each
            -----------------------------
      adjustment or readjustment of the Conversion Price pursuant to this
      Section 7, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any affected holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series A Preferred Stock.

        (g) Notices of Record Date.  In the event of any taking by the
            ----------------------
      corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

        (h) Common Stock Reserved.  The corporation shall reserve and keep
            ---------------------
      available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the issued and outstanding Series A Preferred Stock.

        (i) Certain Taxes.  The corporation shall pay any issue or transfer
            -------------
      taxes payable in connection with the conversion of the Series A Preferred Stock, provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Series A Preferred Stock then outstanding.

        (j) Closing of Books.  The corporation shall at no time close its
            ----------------
      transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.

        Section 8.  Voting Rights. (a) In addition to the voting rights provided
                    -------------
      in subparagraphs 8(b) and 8(C) below and by applicable Delaware law, the holders of shares of Series A Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of Section 7 hereof at the Record Date for the determination of the stockholders entitled to vote on such matters, or, if no such Record Date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the holders of shares of Series A Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively.

        (b) Without the consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding (voting together as a single class with such other series of Preferred Stock which may, from time to time, be issued by the Company with such voting rights), given in writing or by vote at a meeting of stockholders called for such purpose, the corporation will not (A) increase the authorized number of shares of Series A Preferred Stock, (B) create any other class of shares having preference over or being on a parity with the Series A Preferred Stock, except as provided in Section 9 hereto, or (C) alter or change the rights, preferences or privileges of the Series A Preferred Stock materially or adversely; and

        (c) So long as 100,000 of the shares of Series A Preferred Stock (together with shares of any other series of Preferred Stock which may vote together as a single class with the Series A Preferred Stock) are issued and outstanding, the holders of the Series A Preferred Stock (voting together as a single class with such other series of Preferred Stock which may, from time to time, be issued by the Company with such voting rights) shall have the voting power to elect two directors on the Board of Directors. The directors elected by the holders of the Series A Preferred Stock may be removed only by a vote of holders of a majority of the issued and outstanding Series A Preferred Stock (voting together as a single class with such other series of Preferred Stock which may, from time to time, be issued by the Company with such voting rights), provided that such holders remain entitled to vote pursuant to the first sentence of this paragraph (c). If the office of a director elected by the holders of the Series A Preferred Stock becomes vacant by reason of resignation, death or removal, the vacancy shall be filled by the vote of the holders of a majority of the Series A Preferred Stock (voting together as a single class with such other series of Preferred Stock which may, from time to time, be issued by the Company with such voting rights).

        Section 9.  Additional Series of Preferred Stock.  Notwithstanding
                    ------------------------------------
      anything in this resolution to the contrary, the Corporation shall be authorized to issue additional series of Preferred Stock ("Additional Series") having identical rights and preferences, and ranking pari passu with, the Series A Preferred Stock except that such Additional Series may have an equal stated value and conversion price which differs from the Stated Value and Conversion Price. Such Additional Series shall vote as a single class together Series A Preferred Stock with respect to the matters set forth in Section 8(a) hereof."

        IN WITNESS WHEREOF, Hybrid Fax, Inc. has caused this Certificate to be executed this ___ day of December, 1988.


                                      HYBRID FAX, INC.


                                      By:  /s/Edward R. Prince III
                                           -----------------------
                                           EDWARD R. PRINCE III
                                           PRESIDENT

ATTEST:   /s/ James M. Prince
          -------------------
          JAMES M. PRINCE
          ASST. SECRETARY

STATE OF CALIFORNIA

CITY AND COUNTY OF ___________


        I, ________________, do hereby certify that on this ___ day of December, 1988, Edward R. Prince III, personally appeared before me, who being by me duly sworn, declared that he executed the foregoing Certificate in his capacity as President of Hybrid Fax, Inc., and that the statements contained therein are true.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this ___ day of December, 1988.

                                      ________________
                                      Notary Public in and for the
                                      State of California

                                      ________________
                                      Printed Name of Notary Public

                                      My Commission Expires:
                                      ________________